FOR IMMEDIATE RELEASE

Lincoln Financial Group reports THIRD Quarter 2021 Results

AND announces increase to dividend

_______________________________________

❖	Net income EPS of $1.68 and adjusted operating EPS of $1.62
❖	Adjusted operating EPS included $(1.05) from notable items, elevated pandemic-related claims experience and above targeted alternative investment income
❖	BVPS, including AOCI, of $113.77, up 2%; BVPS, excluding AOCI, of $76.96, up 8%
❖	$279 million of capital returned to shareholders, including $200 million in share repurchases

Radnor, PA, November 3, 2021 –  Lincoln Financial Group (NYSE: LNC) today reported net income for the third quarter of 2021 of $318 million, or $1.68 per diluted share available to common stockholders, compared to net income in the third quarter of 2020 of $398 million, or $2.01 per diluted share available to common stockholders. Third quarter adjusted income from operations was $307 million, or $1.62 per diluted share available to common stockholders, compared to adjusted loss from operations of $(133) million, or $(0.72) per diluted share available to common stockholders, in the third quarter of 2020.

The current quarter’s adjusted operating results included net unfavorable notable items of $108 million, or $0.57 per share. These notable items were primarily related to legal expenses and also included impacts from the company’s annual review of DAC and reserve assumptions.  The prior-year quarter included net unfavorable notable items of $552 million, or $2.84 per share, primarily related to the company’s annual review of DAC and reserve assumptions.

“Third quarter underlying results were solid, and our earnings power remains strong,” said Dennis R. Glass, president and CEO of Lincoln Financial Group. “Lincoln continued to execute on its proven strategy to drive earnings growth including continued focus on increasing sales, pricing discipline, ongoing expense management and share buybacks. We completed $200 million in share repurchases this quarter and recently commenced incremental repurchases associated with our block transaction through an accelerated share repurchase program. This, combined with formally communicating our new cost savings initiative and the increase in the dividend approved by our board, reflects our ongoing commitment to our shareholders and confidence in the future.”

The board of directors of Lincoln National Corporation approved raising the quarterly dividend on its common shares to $0.45 per share. The dividend represents a 7% increase over the prior-year level.  The increased dividend on common stock will be payable on February 1, 2022 to shareholders of record at the close of business on January 10, 2022.

	As of or For the		As of or For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share data)	2021	2020	2021	2020
Net Income (Loss)	$318	$398	$1,185	$356
Net Income (Loss) Available to Common Stockholders	318	393	1,185	340
Net Income (Loss) per Diluted Share Available to Common Stockholders	1.68	2.01	6.19	1.74
Revenues	5,241	5,361	14,627	13,303
Adjusted Income (Loss) from Operations	307	(133)	1,265	519
Adjusted Income (Loss) from Operations per Diluted Share Available to
Common Stockholders (1)	1.62	(0.72)	6.62	2.57
Average Diluted Shares	189.1	195.4	191.3	195.9
Return on Equity (ROE), Including Accumulated Other Comprehensive
Income (AOCI) (Net Income)	5.9%	7.5%	7.5%	2.5%
Adjusted Operating ROE, Excluding AOCI (Adjusted Income from Operations)	8.6%	-3.9%	12.0%	5.1%
Book Value per Share (BVPS), Including AOCI	$113.77	$111.51	$113.77	$111.51
Book Value per Share, Excluding AOCI	76.96	71.10	76.96	71.10

1 Due to reporting an adjusted loss from operations for the three months ended September 30, 2020, basic shares were used in the adjusted diluted EPS calculation for that period as the use of diluted shares would have resulted in a lower loss per share.

Operating Highlights – Third Quarter 2021 vs. Third Quarter 2020

•	Operating revenues increased in all four business segments
•	Annuities sales of $2.7 billion, up 7%
•	Retirement Plan Services average account values of $97 billion, up 21%
•	Life Insurance average account values of $60 billion, up 9%
•	Group Protection insurance premiums of $1.1 billion, up 5%

In addition to the net unfavorable notable items of $0.57, this quarter’s adjusted operating EPS results included an estimated unfavorable impact of $0.95 related to the pandemic and a favorable impact of $0.47 from alternative investment income above targeted levels.

Third Quarter 2021 – Segment Results

Annuities

Annuities reported income from operations of $338 million, up 72% compared to the prior-year quarter. Impacts from the company’s annual review of DAC and reserve assumptions were unfavorable in both periods. Not including the impacts from the company’s annual reviews of DAC and reserve assumptions, income from operations increased from the prior-year period primarily driven by higher account values from strong equity market performance.

Total annuity deposits of $2.7 billion were up 7% from the prior-year quarter as sales growth in fixed annuities and variable annuities with guaranteed living benefits more than offset a decline in variable annuity sales without guaranteed living benefits. Despite these movements in sales, the percentage of total annuities end-of-period account values from variable annuities without guaranteed living benefits continues to grow as it has done for the past several quarters.

Net outflows were $841 million in the quarter. Average account values for the quarter of $170 billion were up 17% over the prior-year quarter, with 49% of total annuities account values without guaranteed living benefits, up 2 percentage points over the prior-year period.

The current quarter included net unfavorable notable items of $5 million related to the company’s annual review of DAC and reserve assumptions while prior-year results included net unfavorable notable items of $101 million related to the company’s annual review of DAC and reserve assumptions.

Retirement Plan Services

Retirement Plan Services reported income from operations of $60 million, up 20% compared to the prior-year quarter with the increase driven by higher account values from strong equity market performance, favorable returns within the company’s alternative investment portfolio, and continued expense efficiency.

Total deposits for the quarter of $2.4 billion were up 2% compared to the prior-year quarter driven by growth in recurring deposits that more than offset a decline in first-year sales.

Net outflows totaled $21 million for the quarter while over the trailing twelve months, net flows were positive $1.2 billion. Average account values for the quarter of $97 billion were up 21% over the prior-year quarter.

There were no notable items in the current quarter while prior-year results included net unfavorable notable items of $3 million related to the company’s annual review of DAC and reserve assumptions.

Life Insurance

Life Insurance reported income from operations of $93 million compared to a loss from operations of $(311) million in the prior-year quarter. Impacts from the company’s annual review of DAC and reserve assumptions were unfavorable in both periods, and the current quarter also included a legal expense. Not including the impacts from the company’s annual reviews of DAC and reserve assumptions and the legal expense, income from operations increased from the prior-year period driven by favorable returns within the company’s alternative investment portfolio, which were partially offset by unfavorable mortality results.

While total Life Insurance sales were $166 million compared to $186 million in the prior-year quarter, sales increased 32% sequentially.

Average Life Insurance in-force of $935 billion grew 7% over the prior-year quarter, and average account values of $60 billion increased 9% over the same period.

The current quarter included net unfavorable notable items of $45 million related to the company’s annual review of DAC and reserve assumptions and legal expenses while prior-year results included net unfavorable notable items of $440 million related to the company’s annual review of DAC and reserve assumptions.

Group Protection

Group Protection reported a loss from operations of $32 million in the quarter compared to income from operations of $6 million in the prior-year quarter. Not including the impact from the annual review of reserve assumptions, this decrease was primarily driven by higher mortality impacts related to the pandemic.

The total loss ratio was 88% in the current quarter compared to 83% in the prior-year quarter with the increase driven primarily by unfavorable pandemic-related life mortality.

Group Protection sales were $48 million in the quarter in line with $49 million in the prior-year quarter. Employee-paid sales represented 50% of total sales. Insurance premiums of $1.1 billion in the quarter were up 5% compared to the prior-year quarter.

The current quarter included net favorable notable items of $16 million related to the company’s annual review of reserve assumptions while prior-year results included net unfavorable notable items of $3 million related to the company’s annual review of reserve assumptions.

Other Operations

Other Operations reported a loss from operations of $(152) million versus a loss of $(74) million in the prior-year quarter.

The current quarter included net unfavorable notable items of $74 million related to legal expenses in the current quarter while the prior-year quarter included net unfavorable notable items of $5 million related to elevated expenses.

Realized Gains and Losses / Impacts to Net Income

Realized gains/losses and impacts to net income (after-tax) in the quarter were primarily driven by:

•	A $26 million realized gain related to financial assets.
•	A $6 million loss from variable annuity net derivative results.
•	A $6 million loss on modifications or early extinguishment of debt.
•	A $3 million loss from indexed annuity forward-starting options.

Unrealized Gains and Losses

The company reported a net unrealized gain of $14.6 billion, pre-tax, on its available-for-sale securities at September 30, 2021. This compares to a net unrealized gain of $16.4 billion, pre-tax, at September 30, 2020, with the year-over-year decrease primarily driven by higher treasury rates.

Share Count

The quarter’s average diluted share count of 189.1 million was down 3% from the third quarter of 2020, the result of repurchasing 8.3 million shares of stock at a cost of $505 million since September 30, 2020.

Book Value

As of September 30, 2021, book value per share, including AOCI, increased 2% from the prior-year period to $113.77. Book value per share, excluding AOCI, increased 8% from the prior-year period to $76.96.

Spark Initiative

The company is formally communicating its new expense savings initiative, the Spark Initiative, this quarter, and projected net recurring benefits, one-time investments and net impact are outlined in the table below. These numbers reflect the combination of the Spark Initiative and the balance of our existing strategic digitization initiative as of the end of 2020. The strategic digitization initiative achieved net recurring benefits of $80 million pre-tax/pre-DAC as of year-end 2020.

Lincoln National Corporation

Spark Initiative & Balance of Strategic Digitization Initiative

(in millions, pre-tax/pre-DAC)	2021[1]	2022[2]	2023[3]	2024	2025+ Run Rate
Net recurring benefits	$50	$100 – 120	$170 – 190	$260 – 280
One-time investments	(75)	(145 - 165)	(90 – 110)	(40 – 60)
Net impact	$(25)	$(25 - 65)	$60-100	$200-240	$260-300

(1)	2021 includes ~$20M of net recurring benefits and ~$15M of one-time investments from the strategic digitization initiative.
(2)	2022 includes ~$30M of net recurring benefits and ~$5M of one-time investments from the strategic digitization initiative.
(3)	2023 and beyond includes ~$35M of net recurring benefits from the strategic digitization initiative.

The tables attached to this release define and reconcile the non-GAAP measures adjusted income from operations, adjusted operating ROE and BVPS, excluding AOCI, to net income, ROE and BVPS, including AOCI, calculated in accordance with GAAP.

This press release contains statements that are forward-looking, and actual results may differ materially. Please see the Forward-looking Statements – Cautionary Language at the end of this release for factors that may cause actual results to differ materially from the company’s current expectations.

For other financial information, please refer to the company’s third quarter 2021 statistical supplement available on its website, http://www.lfg.com/investor.

Conference Call Information

Lincoln Financial Group will discuss the company’s third quarter results with investors in a conference call beginning at 10:00 a.m. Eastern Time on Thursday, November 4, 2021.

Webcast Participants

The conference call will be broadcast live through the company website at www.lfg.com/webcast. Please log on at least fifteen minutes prior to the call to register and download any necessary streaming media software.

Phone/Question and Answer Session Participants

Due to changes implemented by our conference call provider, you must now pre-register to participate via phone at http://www.directeventreg.com/registration/event/1045829. You will receive a confirmation email that includes a dial-in number and unique Registrant ID.  For security purposes, please do not share your Registrant ID.

Replay

A replay of the call will be available by 1:00 p.m. Eastern Time on November 4, 2021 at www.lfg.com/webcast. Audio replay will be available from 1:00 p.m. Eastern Time on November 4, 2021 through 12:00 p.m. Eastern Time on November 11, 2021. To access the re-broadcast, dial: (855) 859-2056 (Domestic) or (404) 537-3406 (International). Enter conference code 1045829.

About Lincoln Financial Group

Lincoln Financial Group provides advice and solutions that help people take charge of their financial lives with confidence and optimism. Today, more than 17 million customers trust our retirement, insurance and wealth protection expertise to help address their lifestyle, savings and income goals, and guard against long-term care expenses. Headquartered in Radnor, Pennsylvania, Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. The company had $322 billion in end-of-period account values as of

September 30, 2021. Lincoln Financial Group is a committed corporate citizen included on major sustainability indices including the Dow Jones Sustainability Index North America and FTSE4Good. Dedicated to diversity and inclusion, we earned perfect 100 percent scores on the Corporate Equality Index and the Disability Equality Index, and rank among Newsweek’s Most Responsible Companies. Learn more at: www.LincolnFinancial.com.  Follow us on Facebook,  Twitter,  LinkedIn, and Instagram.  Sign up for email alerts at http://newsroom.lfg.com.

Explanatory Notes on Use of Non-GAAP Measures

Management believes that adjusted income from operations (adjusted operating income), adjusted operating return on equity, adjusted operating revenues, and adjusted operating EPS better explain the results of the company’s ongoing businesses in a manner that allows for a better understanding of the underlying trends in the company’s current business because the excluded items are unpredictable and not necessarily indicative of current operating fundamentals or future performance of the business segments, and, in most instances, decisions regarding these items do not necessarily relate to the operations of the individual segments. Management also believes that using book value excluding accumulated other comprehensive income (“AOCI”) enables investors to analyze the amount of our net worth that is primarily attributable to our business operations. Book value per share excluding AOCI is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period, primarily based on changes in interest rates.

For the historical periods, reconciliations of non-GAAP measures used in this press release to the most directly comparable GAAP measure may be included in this Appendix to the press release and/or are included in the Statistical Reports for the corresponding periods contained in the Earnings section of the Investor Relations page on our website: www.lfg.com/investor.

Definitions of Non-GAAP Measures Used in this Press Release

Adjusted income (loss) from operations, adjusted operating revenues and adjusted operating return on equity (including and excluding average goodwill within average equity), excluding AOCI, using annualized adjusted income (loss) from operations are financial measures we use to evaluate and assess our results. Adjusted income (loss) from operations, adjusted operating revenues and adjusted operating return on equity (“ROE”), as used in the press release, are non-GAAP financial measures and do not replace GAAP net income (loss), revenues and ROE, the most directly comparable GAAP measures.

Adjusted Income (Loss) from Operations

Adjusted income (loss) from operations is GAAP net income (loss) excluding the after-tax effects of the following items, as applicable:

•	Realized gains and losses associated with the following (“excluded realized gain (loss)”):
o	Sales or disposals and impairments of financial assets;
o	Changes in the fair value of equity securities;
o	Changes in the fair value of derivatives, embedded derivatives within certain reinsurance arrangements and trading securities (“gain (loss) on the mark-to-market on certain instruments”);
o	Changes in the fair value of the derivatives we own to hedge our guaranteed death benefit (“GDB”) riders within our variable annuities;
o	Changes in the fair value of the embedded derivatives of our guaranteed living benefit (“GLB”) riders reflected within variable annuity net derivative results accounted for at fair value;
o	Changes in the fair value of the derivatives we own to hedge our GLB riders reflected within variable annuity net derivative results; and
o

Changes in the fair value of the embedded derivative liabilities related to index options we may purchase or sell in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products accounted for at fair value (“indexed annuity forward-starting options”);

•	Changes in reserves resulting from benefit ratio unlocking on our GDB and GLB riders (“benefit ratio unlocking”);
•	Income (loss) from reserve changes, net of related amortization, on business sold through reinsurance;
•	Gains (losses) on modification or early extinguishment of debt;
•	Losses from the impairment of intangible assets;
•	Income (loss) from discontinued operations;
•	Acquisition and integration costs related to mergers and acquisitions; and
•	Income (loss) from the initial adoption of new accounting standards, regulations and policy changes including the net impact from the Tax Cuts and Jobs Act.

Adjusted Operating Revenues

Adjusted operating revenues represent GAAP revenues excluding the pre-tax effects of the following items, as applicable:

•	Excluded realized gain (loss);
•	Revenue adjustments from the initial adoption of new accounting standards;
•	Amortization of deferred front-end loads (“DFEL”) arising from changes in GDB and GLB benefit ratio unlocking; and
•	Amortization of deferred gains arising from reserve changes on business sold through reinsurance.

Adjusted Operating Return on Equity

Adjusted operating return on equity measures how efficiently we generate profits from the resources provided by our net assets.

•	It is calculated by dividing annualized adjusted income (loss) from operations by average equity, excluding accumulated other comprehensive income (loss) ("AOCI").
•	Management evaluates return on equity by both including and excluding average goodwill within average equity.

Definition of Notable Items

Adjusted income (loss) from operations, excluding notable items, is a non-GAAP measure that excludes items which, in management’s view, do not reflect the company’s normal, ongoing operations.

•

We believe highlighting notable items included in adjusted income (loss) from operations enables investors to better understand the fundamental trends in its results of operations and financial condition.

Book Value Per Share, Excluding AOCI

Book value per share, excluding AOCI is calculated based upon a non-GAAP financial measure.

•	It is calculated by dividing (a) stockholders' equity, excluding AOCI by (b) common shares outstanding.
•	We provide book value per share excluding AOCI to enable investors to analyze the amount of our net worth that is primarily attributable to our business operations.
•

Management believes book value per share, excluding AOCI is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period, primarily based on changes in interest rates.

•	Book value per share is the most directly comparable GAAP measure.

Special Note

Sales

Sales as reported consist of the following:

•	Annuities and Retirement Plan Services – deposits from new and existing customers;
•	Universal life insurance (“UL”), indexed universal life insurance (“IUL”), variable universal life insurance (“VUL”) – first-year commissionable premiums plus 5% of excess premiums received;
•	MoneyGuard® linked-benefit products – MoneyGuard® (UL), 15% of total expected premium deposits, and MoneyGuard Market AdvantageSM (VUL), 150% of commissionable premiums;
•	Executive Benefits – single premium bank-owned UL and VUL, 15% of single premium deposits, and corporate-owned UL and VUL, first-year commissionable premiums plus 5% of excess premium received;
•	Term – 100% of annualized first-year premiums; and
•	Group Protection – annualized first-year premiums from new policies.

Lincoln National Corporation

Reconciliation of Net Income to Adjusted Income from Operations

	For the		For the
(in millions, except per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Total Revenues	$5,241	$5,361	$14,627	$13,303
Less:
Excluded realized gain (loss)	36	572	(245)	(198)
Amortization of DFEL associated with benefit ratio unlocking	-	1	2	(6)
Total Adjusted Operating Revenues	$5,205	$4,788	$14,870	$13,507

Net Income (Loss) Available to Common
Stockholders – Diluted	$318	$393	$1,185	$340
Less:
Adjustment for deferred units of LNC stock in our
deferred compensation plans (1)	-	(5)	-	(16)
Net Income (Loss)	318	398	1,185	356
Less:
Excluded realized gain (loss), after-tax	29	452	(193)	(156)
Benefit ratio unlocking, after-tax	(12)	83	119	17
Acquisition and integration costs related to mergers
and acquisitions, after-tax	-	(4)	-	(12)
Gain (loss) on modification or early extinguishment
of debt, after-tax	(6)	-	(6)	(12)
Total adjustments	11	531	(80)	(163)
Adjusted Income (Loss) from Operations	$307	$(133)	$1,265	$519

Earnings (Loss) Per Common Share – Diluted (2)
Net income (loss)	$1.68	$2.01	$6.19	$1.74
Adjusted income (loss) from operations	1.62	(0.72)	6.62	2.57

Average Stockholders' Equity
Average equity, including average AOCI	$21,458	$21,140	$21,091	$19,309
Average AOCI	7,164	7,566	7,043	5,689
Average equity, excluding AOCI	14,294	13,574	14,048	13,620
Average goodwill	1,778	1,778	1,778	1,778
Average equity, excluding AOCI and goodwill	$12,516	$11,796	$12,270	$11,842

Return on Equity, Including AOCI
Net income (loss) with average equity including goodwill	5.9%	7.5%	7.5%	2.5%

Adjusted Operating Return on Equity, Excluding AOCI
Adjusted income (loss) from operations with average equity
including goodwill	8.6%	-3.9%	12.0%	5.1%
Adjusted income (loss) from operations with average equity
excluding goodwill	9.8%	-4.5%	13.7%	5.8%

(1) If the effect of equity classification would result in a more dilutive EPS, the numerator used in the calculation of our diluted EPS is adjusted to remove the mark-to-market adjustment for deferred units of LNC stock in our deferred compensation plans.

(2) In periods where a net loss or adjusted loss from operations is presented, basic shares are used in the diluted EPS and adjusted diluted EPS calculations, as the use of diluted shares would result in a lower loss per share.

Lincoln National Corporation

Reconciliation of Book Value per Share

	As of September 30,
	2021	2020
Book value per share, including AOCI	$113.77	$111.51
Per share impact of AOCI	36.81	40.41
Book value per share, excluding AOCI	76.96	71.10

Lincoln National Corporation

Digest of Earnings

	For the
(in millions, except per share data)	Three Months Ended
	September 30,
	2021	2020

Revenues	$5,241	$5,361

Net Income (Loss)	$318	$398
Adjustment for deferred units of LNC stock in our
deferred compensation plans (1)	-	(5)
Net Income (Loss) Available to Common
Stockholders – Diluted	$318	$393

Earnings (Loss) Per Common Share – Basic	$1.70	$2.06
Earnings (Loss) Per Common Share – Diluted	1.68	2.01

Average Shares – Basic	187,276,859	193,250,727
Average Shares – Diluted	189,091,067	195,356,425

	For the
	Nine Months Ended
	September 30,
	2021	2020

Revenues	$14,627	$13,303

Net Income (Loss)	$1,185	$356
Adjustment for deferred units of LNC stock in our
deferred compensation plans (1)	-	(16)
Net Income (Loss) Available to Common
Stockholders – Diluted	$1,185	$340

Earnings (Loss) Per Common Share – Basic	$6.25	$1.84
Earnings (Loss) Per Common Share – Diluted	6.19	1.74

Average Shares – Basic	189,665,059	193,849,829
Average Shares – Diluted	191,258,501	195,940,941

(1) If the effect of equity classification would result in a more dilutive EPS, the numerator used in the calculation of our diluted EPS is adjusted to remove the mark-to-market adjustment for deferred units of LNC stock in our deferred compensation plans.

Forward Looking Statements — Cautionary Language

Certain statements made in this press release and in other written or oral statements made by Lincoln or on Lincoln’s behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements may contain words like: “anticipate,” “believe,” “estimate,” “expect,” “project,” “shall,” “will” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in Lincoln’s businesses, prospective services or products, future performance or financial results and the outcome of contingencies, such as legal proceedings. Lincoln claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those expressed in or implied by such forward-looking statements due to a variety of factors, including:

•

The continuation of the COVID-19 pandemic, or future outbreaks of COVID-19, and uncertainty surrounding the length and severity of future impacts on the global economy and on our business, results of operations and financial condition;

•	Further deterioration in general economic and business conditions that may affect account values, investment results, guaranteed benefit liabilities, premium levels and claims experience;
•

Adverse global capital and credit market conditions that may affect our ability to raise capital, if necessary, and may cause us to realize impairments on investments and certain intangible assets, including goodwill and the valuation allowance against deferred tax assets, which may reduce future earnings and/or affect our financial condition and ability to raise additional capital or refinance existing debt as it matures;

•	The inability of our subsidiaries to pay dividends to the holding company in sufficient amounts, which could harm the holding company’s ability to meet its obligations;
•

Legislative, regulatory or tax changes, both domestic and foreign, that affect: the cost of, or demand for, our subsidiaries’ products; the required amount of reserves and/or surplus; our ability to conduct business and our captive reinsurance arrangements as well as restrictions on the payment of revenue sharing and 12b-1 distribution fees;

•	The impact of U.S. federal tax reform legislation on our business, earnings and capital;
•

The impact of Regulation Best Interest or other regulations adopted by the Securities and Exchange Commission (“SEC”), the Department of Labor or other federal or state regulators or self-regulatory organizations relating to the standard of care owed by investment advisers and/or broker-dealers that could affect our distribution model;

•	Actions taken by reinsurers to raise rates on in-force business;
•	Further declines in or sustained low interest rates causing a reduction in investment income, the interest margins of our businesses, estimated gross profits and demand for our products;
•

Rapidly increasing interest rates causing contract holders to surrender life insurance and annuity policies, thereby causing realized investment losses, and reduced hedge performance related to variable annuities;

•	The impact of the implementation of the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to the regulation of derivatives transactions;
•

The initiation of legal or regulatory proceedings against us, and the outcome of any legal or regulatory proceedings, such as: adverse actions related to present or past business practices common in businesses in which we compete; adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities and class action cases; new decisions that result in changes in law; and unexpected trial court rulings;

•

A decline or continued volatility in the equity markets causing a reduction in the sales of our subsidiaries’ products; a reduction of asset-based fees that our subsidiaries charge on various investment and insurance products; an acceleration of the net amortization of deferred acquisition costs (“DAC”), value of business acquired (“VOBA”), deferred sales inducements (“DSI”) and deferred front-end loads (“DFEL”); and an increase in liabilities related to guaranteed benefit features of our subsidiaries’ variable annuity products;

•

Ineffectiveness of our risk management policies and procedures, including various hedging strategies used to offset the effect of changes in the value of liabilities due to changes in the level and volatility of the equity markets and interest rates;

•

A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates or equity market returns from the assumptions used in pricing our subsidiaries’ products, in establishing related insurance reserves and in the net amortization of DAC, VOBA, DSI and DFEL, which may reduce future earnings;

•	Changes in accounting principles that may affect our business, results of operations and financial condition;
•

Lowering of one or more of our debt ratings issued by nationally recognized statistical rating organizations and the adverse effect such action may have on our ability to raise capital and on our liquidity and financial condition;

•

Lowering of one or more of the insurer financial strength ratings of our insurance subsidiaries and the adverse effect such action may have on the premium writings, policy retention, profitability of our insurance subsidiaries and liquidity;

•

Significant credit, accounting, fraud, corporate governance or other issues that may adversely affect the value of certain financial assets, as well as counterparties to which we are exposed to credit risk, requiring that we realize losses on financial assets;

•

Interruption in telecommunication, information technology or other operational systems or failure to safeguard the confidentiality or privacy of sensitive data on such systems, including from cyberattacks or other breaches of our data security systems;

•	The effect of acquisitions and divestitures, restructurings, product withdrawals and other unusual items;
•	The adequacy and collectability of reinsurance that we have obtained;
•	Future pandemics, acts of terrorism, war or other man-made and natural catastrophes that may adversely affect our businesses and the cost and availability of reinsurance;
•

Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that our subsidiaries can charge for their products;

•	The unknown effect on our subsidiaries’ businesses resulting from evolving market preferences and the changing demographics of our client base; and
•	The unanticipated loss of key management, financial planners or wholesalers.

The risks and uncertainties included here are not exhaustive. Our most recent Form 10-K, as well as other reports that we file with the SEC, include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, Lincoln disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this press release.

The reporting of Risk Based Capital (“RBC”) measures is not intended for the purpose of ranking any insurance company or for use in connection with any marketing, advertising or promotional activities.